WARNER BROS. DISCOVERY

Warner Bros. Discovery Reports Fourth-Quarter and Full-Year 2024 Results

$ in millions	Three Months Ended December 31, 2024	2023	% Change Reported	% Change Ex-FX(*)	Twelve Months Ended December 31, 2024	2023	% Change Reported	% Change Ex-FX(*)
Distribution	$ 4,917	$ 4,913	— %	2 %	$ 19,701	$ 20,237	(3)%	(1)%
Advertising	1,830	2,087	(12)%	(11)%	8,090	8,700	(7)%	(7)%
Content	2,909	2,963	(2)%	(1)%	10,297	11,203	(8)%	(8)%
Other	371	321	16 %	15 %	1,233	1,181	4 %	4 %
Total revenues	$ 10,027	$ 10,284	(2)%	(1)%	$ 39,321	$ 41,321	(5)%	(4)%
Net income (loss) available to Warner Bros. Discovery, Inc.	(494)	(400)	24 %	NM	(11,311)	(3,126)	NM	NM
Adjusted EBITDA(*)	2,722	2,471	10 %	11 %	9,032	10,200	(11)%	(11)%
Cash provided by operating activities	2,715	3,578	(24)%		5,375	7,477	(28)%	
Free cash flow(*)	2,429	3,310	(27)%		4,427	6,161	(28)%	

NM - Not meaningful

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q4 2024 Highlights

- Total revenues were $10.0 billion, a 1% ex-FX(1)(*) decrease compared to the prior year quarter.
  - Distribution revenues increased 2% ex-FX, as growth in global DTC subscribers was partially offset by continued domestic linear pay TV subscriber declines.
  - Advertising revenues decreased 11% ex-FX, as the growth in DTC ad-lite subscribers was more than offset by domestic linear audience declines and the continuing softness in the domestic linear advertising market.
  - Content revenues were relatively unchanged.
- Net income available to Warner Bros. Discovery, Inc. was $(0.5) billion, which includes $1.9 billion of pre-tax acquisition-related amortization of intangibles, content fair value step-up, and restructuring expenses.
- Total Adjusted EBITDA(2)(*) was $2.7 billion, an 11% ex-FX increase compared to the prior year quarter, primarily due to growth in the DTC and Studios segments.
- Cash provided by operating activities was $2.7 billion. Free cash flow(3)(*) was $2.4 billion.
- Ended the quarter with 116.9 million DTC subscribers(4), an increase of 6.4 million subscribers vs. Q3.

FY 2024 Highlights

- Total revenues were $39.3 billion, a 4% ex-FX decrease compared to the prior year.
  - Distribution revenues decreased 1% ex-FX, as growth in global DTC subscribers was more than offset by continued domestic linear pay TV subscriber declines and an unfavorable impact from the AT&T SportsNet exit.
  - Advertising revenues decreased 7% ex-FX, as the growth in domestic DTC ad-lite subscribers was more than offset by domestic linear audience declines and the continuing softness in the domestic linear advertising market.
  - Content revenues decreased 8% ex-FX, due to the strong performance of *Hogwarts Legacy* and *Barbie* in the prior year, partially offset by the sublicensing of Olympic sports rights in Europe.
- Net income available to Warner Bros. Discovery, Inc. was $(11.3) billion, which includes $7.5 billion of pre-tax acquisition-related amortization of intangibles, content fair value step-up, and restructuring expenses and a $9.1 billion non-cash goodwill impairment charge in the Networks segment.
- Total Adjusted EBITDA(*) was $9.0 billion, an 11% ex-FX decrease compared to the prior year.
- Cash provided by operating activities was $5.4 billion. Free cash flow(*) was $4.4 billion.
- Ended the year with $34.6 billion of net debt(5)(*).

Q4 2024 Earnings Press Release | February 27, 2025 1

WARNER BROS.
DISCOVERY

Studios Segment

$ in millions	Three Months Ended December 31, 2024	2023	% Change Reported	% Change Ex-FX(*)	Twelve Months Ended December 31, 2024	2023	% Change Reported	% Change Ex-FX(*)
Distribution	$ (6)	$ (2)	NM	NM	$ 8	$ 17	(53)%	(53)%
Advertising	—	4	NM	NM	5	15	(67)%	(67)%
Content	3,394	2,933	16 %	16 %	10,717	11,358	(6)%	(5)%
Other	269	238	13 %	12 %	877	802	9 %	9 %
Total revenues	3,657	3,173	15 %	16 %	11,607	12,192	(5)%	(5)%
Costs of revenues (excluding depreciation & amortization)	2,174	1,898	15 %	14 %	7,530	7,296	3 %	3 %
Selling, general and administrative	533	732	(27)%	(27)%	2,425	2,713	(11)%	(11)%
Adjusted EBITDA	$ 950	$ 543	75 %	78 %	$ 1,652	$ 2,183	(24)%	(23)%

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q4 2024 Highlights

- Studios revenues increased 16% ex-FX to $3,657 million compared to the prior year quarter.
  - Content revenue increased 16% ex-FX.
    - TV revenue increased 64% ex-FX, primarily driven by higher inter-segment content licensing and higher initial telecast deliveries, which were impacted by the WGA and SAG-AFTRA strikes in the prior year.
    - Theatrical revenue decreased 9% ex-FX, as a result of fewer releases in the current year vs. the prior year.
    - Games revenue decreased 29% ex-FX, due to the better performance of *Hogwarts Legacy* and *Mortal Kombat 1* in the prior year quarter vs. current year releases.
- Studios operating expenses increased 3% ex-FX to $2,707 million compared to the prior year quarter.
  - Costs of revenues increased 14% ex-FX.
    - TV content expense increased 44% ex-FX, primarily driven by higher content licensing costs and higher initial telecast deliveries.
    - Theatrical content expense was relatively flat.
    - Games content expense decreased 20% ex-FX, primarily driven by lower revenues, partially offset by additional impairments, which totaled $50 million for the quarter and $384 million for the year.
  - SG&A decreased 27% ex-FX, driven by lower theatrical marketing expenses due to fewer new releases.
- Studios Adjusted EBITDA increased 78% ex-FX to $950 million compared to the prior year quarter.

Q4 2024 Earnings Press Release | February 27, 2025 2

WARNER BROS. DISCOVERY

Networks Segment

$ in millions	Three Months Ended December 31, 2024	2023	% Change Reported	% Change Ex-FX(*)	Twelve Months Ended December 31, 2024	2023	% Change Reported	% Change Ex-FX(*)
Distribution	$ 2,610	$ 2,752	(5)%	(4)%	$ 10,680	$ 11,521	(7)%	(6)%
Advertising	1,615	1,948	(17)%	(16)%	7,306	8,342	(12)%	(12)%
Content	452	261	73 %	74 %	1,848	1,005	84 %	83 %
Other	91	76	20 %	20 %	341	376	(9)%	(10)%
Total revenues	4,768	5,037	(5)%	(4)%	20,175	21,244	(5)%	(4)%
Costs of revenues (excluding depreciation & amortization)	2,150	2,099	2 %	5 %	9,238	9,342	(1)%	— %
Selling, general and administrative	701	730	(4)%	(1)%	2,788	2,839	(2)%	(1)%
Adjusted EBITDA	$ 1,917	$ 2,208	(13)%	(13)%	$ 8,149	$ 9,063	(10)%	(10)%

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q4 2024 Highlights

- Networks revenues decreased 4% ex-FX to $4,768 million compared to the prior year quarter.
  - Distribution revenue decreased 4% ex-FX, driven by a 9% decrease in domestic linear pay TV subscribers and an approximately 100 bps impact from the AT&T SportsNet exit[(6)(*)], partially offset by a 6% increase in domestic affiliate rates.
  - Advertising revenue decreased 16% ex-FX, driven by domestic networks audience declines of 28% and the continuing softness in the domestic linear advertising market.
  - Content revenue increased 74% ex-FX, primarily due to the timing of content licensing deals.
- Networks operating expenses increased 3% ex-FX to $2,851 million compared to the prior year quarter.
  - Costs of revenues increased 5% ex-FX, primarily driven by higher domestic sports rights, included the first year of the College Football Playoffs, partially offset by lower domestic non-sports content expense.
  - SG&A decreased 1% ex-FX, primarily driven by lower overhead expenses.
- Networks Adjusted EBITDA decreased 13% ex-FX to $1,917 million compared to the prior year quarter.

Q4 2024 Earnings Press Release | February 27, 2025 3

WARNER BROS. DISCOVERY

Direct-to-Consumer Segment

$ in millions	Three Months Ended December 31, 2024	2023	% Change Reported	% Change Ex-FX(*)	Twelve Months Ended December 31, 2024	2023	% Change Reported	% Change Ex-FX(*)
Distribution	$ 2,315	$ 2,167	7 %	8 %	$ 9,022	$ 8,703	4 %	5 %
Advertising	235	186	26 %	27 %	855	548	56 %	57 %
Subscriber-related revenues(*)	2,550	2,353	8 %	10 %	9,877	9,251	7 %	8 %
Content	99	171	(42)%	(40)%	428	886	(52)%	(51)%
Other	2	5	(60)%	(50)%	8	17	(53)%	(50)%
Total revenues	2,651	2,529	5 %	6 %	10,313	10,154	2 %	2 %
Costs of revenues (excluding depreciation & amortization)	1,760	1,983	(11)%	(11)%	7,459	7,623	(2)%	(2)%
Selling, general and administrative	482	601	(20)%	(18)%	2,177	2,428	(10)%	(9)%
Adjusted EBITDA	$ 409	$ (55)	NM	NM	$ 677	$ 103	NM	NM

In millions	Q4 2024	Q3 2024	Q4 2023	ARPU in $	Q4 2024	Q3 2024	Q4 2023
Domestic subscribers(4)	57.1	52.6	52.0	Domestic ARPU(8)	$ 11.77	$ 11.99	$ 11.65
International subscribers(4)	59.8	57.9	45.6	International ARPU(8)	$ 3.74	$ 4.05	$ 3.88
Global DTC subscribers(4)	116.9	110.5	97.7	Global ARPU(8)	$ 7.44	$ 7.84	$ 7.94

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Domestic includes the U.S. and Canada. Subscriber counts in the above table are rounded and minor differences in totals may exist

Q4 2024 Highlights

- Global DTC subscribers(4) were 116.9 million, an increase of 6.4 million global subscribers vs. Q3.
- DTC revenues increased 6% ex-FX to $2,651 million compared to the prior year quarter. Subscriber-related revenues(7)(*) increased 10% ex-FX compared to the prior year quarter.
  - Distribution revenue increased 8% ex-FX, as a result of a 20% increase in subscribers, as well as higher pricing, following the launch of Max in Latin America and Europe during 1H24, partially offset by continued domestic linear wholesale subscriber declines
  - Advertising revenue increased 27% ex-FX, primarily driven by an increase in ad-lite subscribers.
  - Global DTC ARPU(8) decreased 5% ex-FX to $7.44, driven by growth in lower ARPU international markets, ad-tier subscriber growth, and an increase in domestic wholesale subscribers, partially offset by higher pricing.
  - Content revenue decreased 40% ex-FX, due to fewer third-party licensing deals.
- DTC operating expenses decreased 13% ex-FX to $2,242 million compared to the prior year quarter.
  - Costs of revenues decreased 11% ex-FX, primarily driven by lower content amortization due to the number and timing of releases.
  - SG&A decreased 18% ex-FX, primarily driven by lower marketing expenses.
- DTC Adjusted EBITDA was $409 million, a $464 million increase compared to the prior year quarter.

Q4 2024 Earnings Press Release | February 27, 2025 4

WARNER BROS. DISCOVERY

Corporate

$ in millions	Three Months Ended December 31,				Twelve Months Ended December 31,			
	2024	2023	% Change		2024	2023	% Change	
			Reported	Ex-FX(*)			Reported	Ex-FX(*)
Adjusted EBITDA	$ (333)	$ (314)	(6)%	(9)%	$ (1,260)	$ (1,242)	(1)%	(3)%

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

- Corporate Adjusted EBITDA loss was relatively flat.

Inter-segment Eliminations

$ in millions	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2024	2023	2024	2023
Inter-segment revenue eliminations	$ (1,051)	$ (458)	$ (2,782)	$ (2,269)
Inter-segment expense eliminations	(830)	(547)	(2,596)	(2,362)
Adjusted EBITDA	$ (221)	$ 89	$ (186)	$ 93

Leverage and Liquidity

- Ended Q4 with $5.4 billion of cash on hand, $40.0 billion of gross debt(9)(*), and 3.8x net leverage(10)(*).
- The Company repaid or repurchased $0.5 billion of debt during Q4.
- As of December 31, 2024, the average maturity of the Company's outstanding debt was 13.4 years with an average cost of 4.7%.
- The Company maintains an undrawn $6.0 billion revolving credit facility.

Free Cash Flow

$ in millions	Three Months Ended December 31,			Twelve Months Ended December 31,		
	2024	2023	% Change	2024	2023	% Change
Cash provided by operating activities	$ 2,715	$ 3,578	(24)%	$ 5,375	$ 7,477	(28)%
Purchases of property and equipment	(286)	(268)	(7)%	(948)	(1,316)	28 %
Free cash flow(*)	$ 2,429	$ 3,310	(27)%	$ 4,427	$ 6,161	(28)%

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

- Q4 2024 cash provided by operating activities decreased to $2,715 million from $3,578 million in the prior year quarter. Free cash flow(9)(*) decreased to $2,429 million from $3,310 million primarily driven by higher net content investment, in part due to the prior year impact from the WGA and SAG-AFTRA strikes, partially offset by higher operating profits and lower restructuring expenses.
- As of December 31, 2024, the Company had $4,637 million drawn on its revolving receivables program, a $124 million decrease vs. Q3 and a $563 million decrease year-over-year.

Q4 2024 Earnings Press Release | February 27, 2025 5

2025 Outlook Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", "WBD", the "Company", "we", "us", or "our" ) may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below. Q4 2024 Prepared Earnings Remarks Conference Call Information In conjunction with this release, Warner Bros. Discovery will post a Shareholder Letter and host a conference call today, February 27, 2025 at 8:00 a.m. ET, to discuss its fourth quarter 2024 financial results. To access the Shareholder Letter and webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com. Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com. About Warner Bros. Discovery Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Contacts Media Robert Gibbs Megan Klein (347) 268-3017 (310) 210-5018 robert.gibbs@wbd.com megan.klein@wbd.com Investor Relations Andrew Slabin Peter Lee (212) 548-5544 (212) 548-5907 andrew.slabin@wbd.com peter.lee@wbd.com Q4 2024 Earnings Press Release | February 27, 2025 6

Warner Bros. Discovery, Inc. Consolidated Statements of Operations Three Months Ended December 31, Twelve Months Ended December 31, Unaudited; in millions, except per share amounts 2024 2023 2024 2023 Distribution $ 4,917 $ 4,913 $ 19,701 $ 20,237 Advertising 1,830 2,087 8,090 8,700 Content 2,909 2,963 10,297 11,203 Other 371 321 1,233 1,181 Total revenues 10,027 10,284 39,321 41,321 Costs of revenues, excluding depreciation and amortization 5,527 5,896 22,970 24,526 Selling, general and administrative 2,218 2,455 9,296 9,696 Depreciation and amortization 1,643 2,024 7,037 7,985 Restructuring and other charges 286 75 447 585 Impairments and loss on dispositions 191 16 9,603 77 Total costs and expenses 9,865 10,466 49,353 42,869 Operating income (loss) 162 (182) (10,032) (1,548) Interest expense, net (490) (502) (2,017) (2,221) Gain on extinguishment of debt 42 — 632 17 Loss from equity investees, net (32) (9) (121) (82) Other income (expense), net (38) 80 150 (29) Loss before income taxes (356) (613) (11,388) (3,863) Income tax (expense) benefit (284) 221 (94) 784 Net loss (640) (392) (11,482) (3,079) Net loss (income) attributable to noncontrolling interests 149 (6) 129 (38) Net loss (income) attributable to redeemable noncontrolling interests (3) (2) 42 (9) Net loss available to Warner Bros. Discovery, Inc. $ (494) $ (400) $ (11,311) $ (3,126) Net loss per share available to Warner Bros. Discovery, Inc. Series A common stockholders: Basic $ (0.20) $ (0.16) $ (4.62) $ (1.28) Diluted $ (0.20) $ (0.16) $ (4.62) $ (1.28) Weighted average shares outstanding: Basic 2,454 2,439 2,450 2,436 Diluted 2,454 2,439 2,450 2,436 Q4 2024 Earnings Press Release | February 27, 2025 7

Warner Bros. Discovery, Inc. Consolidated Balance Sheets Unaudited; in millions, except par value December 31, 2024 December 31, 2023 ASSETS Current assets: Cash and cash equivalents $ 5,312 $ 3,780 Receivables, net 4,947 6,047 Prepaid expenses and other current assets 3,819 4,391 Total current assets 14,078 14,218 Film and television content rights and games 19,102 21,229 Property and equipment, net 6,087 5,957 Goodwill 25,667 34,969 Intangible assets, net 32,299 38,285 Other noncurrent assets 7,327 8,099 Total assets $ 104,560 $ 122,757 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 1,055 $ 1,260 Accrued liabilities 10,438 10,368 Deferred revenues 1,569 1,924 Current portion of debt 2,748 1,780 Total current liabilities 15,810 15,332 Noncurrent portion of debt 36,757 41,889 Deferred income taxes 6,985 8,736 Other noncurrent liabilities 10,070 10,328 Total liabilities 69,622 76,285 Commitments and contingencies Redeemable noncontrolling interests 109 165 Warner Bros. Discovery, Inc. stockholders’ equity: Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,684 and 2,669 shares issued; and 2,454 and 2,439 shares outstanding 27 27 Preferred stock: $0.01 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding — — Additional paid-in capital 55,560 55,112 Treasury stock, at cost: 230 and 230 shares (8,244) (8,244) Accumulated deficit (12,239) (928) Accumulated other comprehensive loss (1,067) (741) Total Warner Bros. Discovery, Inc. stockholders’ equity 34,037 45,226 Noncontrolling interests 792 1,081 Total equity 34,829 46,307 Total liabilities and equity $ 104,560 $ 122,757 Q4 2024 Earnings Press Release | February 27, 2025 8

Warner Bros. Discovery, Inc. Consolidated Statements of Cash Flows Twelve Months Ended December 31, Unaudited; in millions 2024 2023 Operating Activities Net loss $ (11,482) $ (3,079) Adjustments to reconcile net income to cash provided by (used in) operating activities: Content rights amortization and impairment 13,946 16,024 Content restructuring impairments and write-offs 165 115 Depreciation and amortization 7,037 7,985 Deferred income taxes (1,732) (2,344) Equity in losses of equity method investee companies and cash distributions 167 157 Gain on extinguishment of debt (632) (17) Share-based compensation expense 557 500 Impairments and loss on dispositions 9,603 77 Gain from derivative instruments, net (16) (151) Gain on sale of investments (227) — Other, net 115 199 Changes in operating assets and liabilities, net of acquisitions and dispositions: Receivables, net 1,012 312 Film and television content rights, games, and production payables, net (12,349) (12,305) Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities (529) (820) Foreign currency, prepaid expenses and other assets, net (260) 824 Cash provided by operating activities 5,375 7,477 Investing Activities Purchases of property and equipment (948) (1,316) Cash (used for) acquired from business acquisitions and working capital settlement — (50) Investments in and advances to equity investments (109) (112) Proceeds from sales and maturities of investments 541 — Proceeds from derivative instruments, net 136 121 Other investing activities, net 31 98 Cash used in investing activities (349) (1,259) Financing Activities Principal repayments of term loans — (4,000) Principal repayments of debt, including premiums and discounts to par value (5,043) (2,860) Borrowings from debt, net of discount and issuance costs 1,617 1,496 Distributions to noncontrolling interests and redeemable noncontrolling interests (193) (301) Purchase of redeemable noncontrolling interests — (49) Borrowings under commercial paper program and revolving credit facility 14,203 5,207 Repayments under commercial paper program and revolving credit facility (14,203) (5,214) Other financing activities, net (130) (116) Cash used in financing activities (3,749) (5,837) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (180) 8 Net change in cash, cash equivalents, and restricted cash 1,097 389 Cash, cash equivalents, and restricted cash, beginning of period 4,319 3,930 Cash, cash equivalents, and restricted cash, end of period $ 5,416 $ 4,319 Q4 2024 Earnings Press Release | February 27, 2025 9

WARNER BROS. DISCOVERY

Networks Segment: Reconciliation of AT&T SportsNet Business Exit

Networks Segment Revenues

Three Months Ended December 31, $ in millions	2024	2023	% Change Actual	% Change Ex-FX(*)
Distribution revenues	$ 2,610	$ 2,752	(5)%	(4)%
AT&T SportsNet distribution revenues	—	10	NM	NM
Distribution revenues excluding AT&T SportsNet(*)	$ 2,610	$ 2,742	(5)%	(3)%

NM - Not meaningful

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details

Q4 2024 Earnings Press Release | February 27, 2025 10

Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization Three Months Ended December 31, Twelve Months Ended December 31, Unaudited; in millions 2024 2023 2024 2023 Net loss available to Warner Bros. Discovery, Inc. $ (494) $ (400) $ (11,311) $ (3,126) Net (loss) income attributable to redeemable noncontrolling interests 3 2 (42) 9 Net (loss) income attributable to noncontrolling interests (149) 6 (129) 38 Income tax expense (benefit) 284 (221) 94 (784) Loss before income taxes (356) (613) (11,388) (3,863) Other (expense) income, net 38 (80) (150) 29 Loss from equity investees, net 32 9 121 82 Gain on extinguishment of debt (42) — (632) (17) Interest expense, net 490 502 2,017 2,221 Operating income (loss) 162 (182) (10,032) (1,548) Depreciation and amortization 1,643 2,024 7,037 7,985 Impairment and amortization of fair value step-up for content 226 387 1,139 2,373 Restructuring and other charges 286 75 447 585 Employee share-based compensation 134 107 546 488 Transaction and integration costs 77 37 242 162 Impairments and loss on dispositions 191 16 9,603 77 Amortization of capitalized interest for content 8 12 46 46 Facility consolidation costs (5) (5) 4 32 Adjusted EBITDA(*) $ 2,722 $ 2,471 $ 9,032 $ 10,200 (*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details Q4 2024 Earnings Press Release | February 27, 2025 11

Definitions and Sources for Warner Bros. Discovery, Inc. (1) Foreign Exchange Impacting Comparability: The impact of exchange rates on our business is an important factor in understanding period-to- period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (“ex-FX”), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2024 Baseline Rate”), and the prior year amounts translated at the same 2024 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) third-party transaction and integration costs, (vii) amortization of purchase accounting fair value step-up for content, (viii) amortization of capitalized interest for content, and (ix) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. Integration costs include transformative system implementations and integrations, such as Enterprise Resource Planning systems, and may take several years to complete. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step- up for content, and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. We prospectively updated certain corporate allocations at the beginning of 2024. The impact to prior periods was immaterial. (3) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (4) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “Core DTC Subscription” as: (i) a retail subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product (defined below) for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to-consumer platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, Max, or a Premium Sports Product for which we have recognized subscription revenue on a per subscriber basis; (iv) a retail or wholesale subscription to an independently-branded, regional product sold on a stand-alone basis that includes discovery+, HBO, HBO Max, Max, and/or a Premium Sports Product, for which we have recognized subscription revenue (as per (i) –(iii) above); and (v) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. The Company defines a “Premium Sports Product” as a strategically prioritized, sports-focused product sold on a stand-alone basis and made available directly to consumers. The current “independently-branded, regional products” referred to in (iv) above consist of TVN/Player and BluTV. Subscribers to multiple WBD DTC products (listed above) are counted as a paid subscriber for each individual WBD DTC product subscription. We may refer to the aggregate number of Core DTC Subscriptions as “subscribers”. The reported number of “subscribers” included herein and the definition of “DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a DTC Subscription within the first seven days of the next month as noted above. Domestic subscriber - We define a Domestic subscriber as a subscription based either in the United States of America or Canada. International subscriber - We define an International subscriber as a subscription based outside of the United States of America or Canada. Q4 2024 Earnings Press Release | February 27, 2025 12

Definitions and Sources for Warner Bros. Discovery, Inc. (Continued) (5) Net debt: The Company defines net debt of $34.6 billion as the calculation where cash, cash equivalents, and restricted cash of $5.4 billion is subtracted from gross debt (defined below) of $40.0 billion. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (6) Revenue Excluding Exit From AT&T SportsNet Business: The Company defines revenues excluding the exit from the AT&T SportsNet business as total revenues less revenues from the AT&T SportsNet business. The Company may exclude revenues from the AT&T SportsNet business at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance on businesses that the Company continues to operate on an ongoing basis. (7) Subscriber-related revenues: The Company defines subscriber-related revenues as the sum of distribution and advertising revenues in the DTC segment. The Company uses subscriber-related revenues to monitor and evaluate the Company's streaming revenue performance. The Company believes this measure is relevant to investors as it highlights the revenue generation tied to the Company's streaming products. (8) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) Revenue and subscribers for DTC products, other than discovery+, HBO, HBO Max, Max, a Premium Sports Product, and independently-branded, regional products (currently consisting of TVN/Player and BluTV), that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) A limited amount of international discovery+ revenue and subscribers that are part of non- strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) Cinemax, Max/HBO hotel and bulk institution (i.e., subscribers billed on a bulk basis), and international basic HBO revenue and subscribers; and (iv) Users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. (9) Gross debt: The Company defines gross debt of $40.0 billion as total debt of $39.5 billion, plus finance leases of $463 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (10) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $40.0 billion, less cash, cash equivalents, and restricted cash of $5.4 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $9,032 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding Source: Warner Bros. Discovery, Inc. Q4 2024 Earnings Press Release | February 27, 2025 13